EXECUTION COPY

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is entered into as of October 21, 2002 by and between Sharper Image Corporation (the "Company") and Richard Thalheimer (the "Executive").

         WHEREAS the Company desires to continue to employ the Executive and the Executive desires to accept continued employment with the Company on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the above premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Employment. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein.

         2. Effective Date. The employment of the Executive by the Company pursuant to this Agreement as provided in Section 1 will commence on October 21, 2002 (the "Effective Date") and continue until the Executive's employment is terminated as provided in Section 6 (the "Term").

         3. Position and Duties. The Executive shall serve as and hold the title of Chief Executive Officer of the Company, and shall have such responsibilities, duties and authority as are generally associated with such office and as may from time to time be assigned to the Executive by the Board of Directors of the Company that are consistent with such responsibilities, duties and authority. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company and its subsidiaries and affiliates; provided, however, and without prejudice to the foregoing, that nothing shall preclude the Executive from: (i) serving on the board of directors of other corporations or (ii) engaging in charitable and community affairs and managing his personal affairs and investments. The Executive shall report to the Board of Directors of the Company. Notwithstanding anything in this Section 3 to the contrary, the Executive shall not be required to perform any duties or responsibilities that would result in a violation of, or noncompliance with, any law, regulation, regulatory pronouncement or any other regulatory requirement applicable to the Company or the conduct of the Company's business or to the Executive in his capacity as Chief Executive of the Company.

         4. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company in San Francisco, California (unless mutually agreed to by the parties hereto), except for required travel on the Company's business.

         5. Compensation and Related Matters.

                  (a) Salary. During the Term, the Company shall pay to the Executive an annual base salary to be paid pursuant to the Company's normal payroll practices. Such base salary shall be at the initial annual rate of $850,000 as of the Effective Date and shall be reviewed annually as of April during the remaining term of the Agreement.

                  (b) Bonus. For each calendar year during the Term, the Executive shall be eligible to participate in the Company's Executive Bonus Plan or any successor plan or program adopted by the Company.

                  (c) Deferred Compensation Program. For each calendar year during the Term, the Executive shall be eligible to participate in the Company's Deferred Compensation Program or any successor plan or program adopted by the Company.

                  (d) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

                  (e) Benefits and Perquisites. The Executive shall be entitled to receive the benefits and perquisites listed in Exhibit A hereto substantially to the same extent the Executive received such benefits and perquisites immediately before the Effective Date; provided that if the Board of Directors determines in good faith that it is no longer possible for the Company to provide any such benefit or perquisite without substantial adverse consequences to the Company or without violating an applicable law, the Executive shall be entitled to a comparable benefit or perquisite or the cash value thereof.

                  (f) Other Benefits. The Executive shall be entitled to participate in the pension and welfare plans and arrangements provided by the Company to senior executives of the Company from time to time and, additionally, the Executive shall be entitled to the benefits pursuant to a supplemental executive retirement plan as set forth in Exhibit C (the "SERP"). However, the Executive shall not be entitled to participate in any program providing severance benefits unless the Executive's participation is expressly provided for therein, in which case any severance benefits provided under such program will be reduced by the amount of severance benefits, if any, actually provided hereunder.

                  (g) Vacation. The Executive shall be entitled to four (4) weeks of vacation each calendar year, which will be administered pursuant to the Company's vacation policy.

                  (h) Insurance. The Executive shall be entitled to estate planning insurance coverage in accordance with the Company's key person coverage policy, as consolidated, with Prudential, and the Split Dollar Agreement originally entered into by the Executive and the Company in May, 1995, as amended (the "Split Dollar Agreement"). To the extent that the Company is prohibited by law from providing such benefits, the Executive, or his estate, shall be entitled to the economic equivalent of such benefits.

                                       2.

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                  (i) Board Membership and Additional  Positions.  To the extent mutually agreed upon by the parties hereto, the Executive agrees to serve without additional compensation as a director and as Chairman of the Board of Directors of the Company or any of its affiliated entities and/or in one or more executive positions of any of the Company's affiliated entities, if elected or appointed thereto, provided that the Executive is indemnified in accordance with Section 13.

         6. Termination. The Executive's employment hereunder may be terminated under the following circumstances:

                  (a) Death. The Executive's employment hereunder shall be terminated upon his death.

                  (b) Disability. The Executive's employment may be terminated by the Company if, as a result of the Executive's incapacity due to physical or mental disability ("Disability"), the Executive shall have failed to perform his duties hereunder on a full-time basis for six (6) consecutive months and, within thirty (30) days after written Notice of Termination is given in accordance with Section 12 (which may occur only after the end of such six (6) month period), the Executive shall not have returned to the performance of his duties hereunder on a full-time basis.

                  (c) Cause or Without Cause. The Company may terminate the Executive's employment hereunder for Cause or without Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon:

                           (i) the Executive's  continued willful failure (other
                  than any such failure resulting from his incapacity due to physical or mental disability) substantially to perform his material duties and obligations, which failure is not remedied within thirty (30) days after receipt by the Executive of written notice of such failure from the Board of Directors of the Company; provided that a change in the quality of Executive's work on its own shall not constitute Cause; or

                           (ii) the Executive's  willful  misconduct against the
                  Company that could reasonably be expected to impair materially the financial condition or business reputation of the Company (or any of its affiliates) or a material act of fraud against the Company; or

                           (iii) the Executive's  conviction,  or plea of guilty
                  or nolo contendere or a similar plea to, a felony or a violation of any statute, rule or regulation required to be reported to any governmental or regulatory agency.

         No act or failure to act on the Executive's part shall be deemed willful unless done or omitted to be done by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company.

                  (d) Termination by the Executive. The Executive may terminate his employment hereunder for Good Reason (as defined below) or voluntarily in the absence

                                       3.

         of Good Reason. For purposes of this Agreement, "Good Reason" shall, unless, where applicable, expressly consented to by the Executive in writing, mean:

                           (i) the Executive no longer serving as Chief Executive Officer of the Company or, unless necessary to comply with any applicable law or any corporate governance requirement of any stock exchange or other regulatory body to which the Company is subject, Chairman of the Board of Directors or any material reduction in the nature or status of the Executive's responsibilities or office from those in effect under the Agreement, or the assignment to the Executive of any responsibilities adversely inconsistent with those in effect under the Agreement;

                           (ii) a reduction  in the  Executive's  rate of annual
                  base salary or bonus opportunity, except for a reduction of no more than 20% that applies to senior officers of the Company generally and does not occur in anticipation of or within twenty-four months following a Change in Control (as defined below);

                           (iii) the  failure  by the  Company  to  continue  to
                  provide the Executive with benefits materially equivalent to those to be received by the Executive pursuant to this Agreement;

                           (iv) any reason  during the  period  beginning  three
                  months following a Change in Control (as defined below) of the Company and ending twelve months following a Change in Control (as defined below) of the Company; or

                           (v)  the   failure  of  the  Company  to  obtain  the
                  assumption of this Agreement pursuant to Section 11(a) hereof.

                  (e)  Any  termination  of the  Executive's  employment  by the
         Company or by the Executive (other than termination pursuant to subsection (a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12 below. For purposes of the Agreement, a "Notice of Termination" shall indicate the specific termination provision in the Agreement and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment hereunder.

         "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (b) above, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period or (iii) if the Executive's employment is terminated pursuant to subsections (c) or (d), the date specified in the Notice of Termination; except that (A) if the Executive's employment is terminated pursuant to subsection (c) above for Cause, the date specified in the Notice of Termination, which date shall be no earlier than three (3) days following the Notice of Termination and (B) if Executive terminates his employment in connection with a Change in Control pursuant to subsection (d)(v), the termination shall be


                                       4.

deemed to have occurred effective immediately prior to the Change in Control. Notwithstanding the above, in the event of the Executive's termination pursuant to subsection (c) above for Cause, the Company shall have the right to prohibit the Executive's presence at the Company's facilities immediately upon, or at any time following, the Notice of Termination.

         7. Consequences of Termination.

                  (a) Death. Upon the Executive's termination as a result of his death, the Executive or his estate shall be entitled to the following benefits:

                           (i) The Company shall pay the Executive in a lump sum
                  as soon as  practicable,  but in any event no later than three
                  (3) days following the Date of Termination, his then current base salary through the Date of Termination and any awarded, but unpaid, bonus for the prior calendar year.

                           (ii) The Executive's beneficiaries, heirs, distributees, devisees and legatees, as applicable, shall be entitled to receive the benefits payable to them pursuant to the Split Dollar Agreement described in Section 5(h) or the economic equivalent thereof.

                           (iii) If any  dependents of the Executive at the time
                  of his death are participating in any Company-sponsored group health plans (including dental plans, but excluding life and disability), the Company will continue the coverage of the dependents thereunder (under the terms applicable to senior executives) and will pay the premiums for any such plans in which such dependents participated immediately prior to the Executive's death for a period of ten (10) years following the Date of Termination; provided that if the Company is unable, at any point, to provide any such coverage, the Company will pay such dependents a lump sum cash payment, which after payment of all applicable taxes thereon, will equal the present value of the cost of such coverage for that portion of the ten (10) year period for which such coverage could not be provided.

                           (iv) Any and all options ("Options") to purchase shares of common stock of the Company granted after the Effective Date and held by the Executive at or on the Date of Termination shall fully vest and become exercisable by the Executive's heirs, distributees, devisees and legatees, as applicable and shall remain exercisable until the date the Options would otherwise expire in accordance with their terms.

                  (b) Disability. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to receive his full base salary and remain eligible for a bonus pursuant to Section 5(b), until his employment is terminated pursuant to Section 6(b), provided that payments so made to the Executive during the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any payment under disability benefit plans of the Company or under the state or Social Security disability insurance programs. Upon the Executive's


                                       5.

         termination as a result of Disability, Executive shall be entitled to the benefits set forth in Section 7(d)(i) through (iv) below.

                  (c) Termination by the Company for Cause or by Executive Without Good Reason. If the Executive's employment shall be terminated by the Company for Cause or by the Executive without Good Reason, the Company shall (i) pay the Executive in a lump sum as soon as practicable, but in any event no later than three (3) days following the Date of Termination, his then current base salary through the Date of Termination and any awarded, but unpaid, bonus for the prior fiscal year, (ii) provide the Executive his vested and accrued SERP Benefits (as defined in Exhibit C), and (iii) the Company shall have no further obligations to the Executive under this Agreement.

                  (d)  Termination  by  the  Company  Without  Cause  or by  the
         Executive With Good Reason. If the Company shall terminate the Executive's employment other than for Cause or the Executive shall terminate employment for Good Reason, and the Executive is in compliance with the Confidentiality Agreement (as defined in Section
         10), the Executive shall be entitled to the following benefits:

                           (i) The Company shall pay the  Executive,  as soon as
                  practicable, but within three (3) days following the Date of Termination, his then current base salary through the Date of Termination and any awarded, but unpaid, bonus for the prior fiscal year and a pro rata bonus for the fiscal year of termination.

                           (ii) The Company shall pay the Executive,  as soon as
                  practicable, but within thirty (30) days following the Date of Termination, (A) an amount equal to three times the
                  Executive's highest annual rate of base salary payable to Executive in the thirty-six months preceding the Date of Termination, but not less than the current amount then paid, plus (B) an amount equal to three times the average bonus paid to the Executive for any three fiscal years immediately preceding the Date of Termination, but not less than Executive's target bonus for the year in which the Date of Termination occurs; provided that the current minimum total payment under this Section 7(d)(ii) shall be five million dollars  ($5,000,000),  which  minimum  total payment shall be increased during the term of this Agreement to reflect increases in the Urban Consumer Price Index for San Francisco, California; provided further that if the Executive's employment terminates at or after his 71st birthday other than following a Change in Control, the payment under this Section 7(d)(ii) shall be reduced by 10% for each year by which his age exceeds 71 at the Date of Termination.

                           (iii) The  Executive  shall fully vest in any and all
                  Options granted after the Effective Date which are outstanding and held by him on the Date of Termination and shall be entitled to exercise such Options until the date the Options would otherwise expire in accordance with their terms absent the Executive's termination.


                                       6.

                           (iv) The Executive  shall receive his vested benefits
                  pursuant to the SERP or otherwise. For purposes of determining the accrual amount of the SERP Benefits (as defined in Exhibit
                  C) upon early retirement, the Executive will be given credit for service with the Company as if the Date of Termination occurred on his 70th birthday.

                           (v) For a period of three (3) years  from the Date of
                  Termination, the Executive shall continue to be provided with the full-time support of an administrative assistant, substantially similar to the support which is being provided on the Date of Termination, and shall be entitled to full use of and access to the office he is occupying on the Date of Termination or, if the Board of Directors determines that it is no longer in the best interests of the Company to continue the Executive's continued use of such office or, at the Executive's choice, an office substantially similar to such office at a location selected by the Executive so long as the choice of location shall not substantially increase the cost, and all expenses related to such administrative assistant and office use by the Executive shall be paid by the Company.

         8. Change in Control.

                  (a) Definition. For purposes of this Agreement, a "Change in Control" shall mean:

                           (i) the acquisition,  directly or indirectly,  by any
                  person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule) of securities that results in such person or related group of persons beneficially owning securities representing 50% or more of the combined voting power of the Company's then outstanding securities), but excluding (A) acquisitions by the Executive or any employee benefit plan maintained by the Company, (B) any acquisition resulting primarily from a decision initiated by the Executive without the consent of the Board of Directors to sell his interest in the Company to the acquiror and (C) any acquisition by a corporation pursuant to a transaction that satisfies each of the conditions of clauses (A), (B) and
                  (C) of Section 8(a)(ii) hereof;

                           (ii) a merger,  consolidation or similar  transaction
                  to which the Company is a party or the sale, transfer or other disposition of all or substantially all of the Company's assets, unless (A) securities representing at least 50% of the combined voting power of the then outstanding securities of the surviving entity or the entity acquiring the Company's assets, as the case may be, or a parent thereof, are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportions, by persons who beneficially owned the


                                       7.

                  Company's outstanding voting securities immediately before the transaction, (B) the directors of the Company immediately before the transaction constitute, upon the closing of the transaction, at least a majority of the board of directors of the surviving entity or the entity acquiring the Company's assets, as the case may be, or the ultimate parent thereof (for this purpose, treating any change in board of director composition that is anticipated or pursuant to an understanding or agreement in connection with the transaction as deemed to have occurred at the time of the transaction) and
                  (C) no person or group of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Executive acquires securities representing 30% or more of the combined voting power of the then outstanding securities of the surviving entity or the entity acquiring the Company's assets, or a parent thereof, as the case may be; and

                           (iii) a change  in the  composition  of the  Board of
                  Directors of the Company over a period of thirty-six months or less such that the majority of the Board of Directors ceases by reason of one or more contested elections for Board of Directors membership, to be comprised of individuals who either (A) have been members of the Board of Directors since the beginning of such period or (B) have been elected or nominated for election during such period by at least a majority of the members who were described in clause (A) or who were previously so elected or approved and who were still in office at the time the Board of Directors approved such election or nomination.

                  (b) Effect of Parachute Tax. If any compensation or benefit payable to or for the benefit of the Executive hereunder, together with any other compensation payable to the Executive, causes the Executive to incur an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or a successor provision dealing with parachute payments, the Company shall make an additional cash payment to the Executive in an amount that, after reduction of all taxes thereon (including any additional excise taxes resulting from or attributable to the additional payment), is sufficient to reimburse the Executive for the amount of the original excise tax. Determinations under this
         Section 8(b) shall be made by a tax counsel or other tax advisor who is selected by the Executive and is acceptable to the Company. Should the actual excise tax determined upon an IRS audit and agreed to by the Executive or upon a final judicial determination differ from that previously determined hereunder, appropriate adjustments shall be made under this Section 8(b). The Company shall have the right to monitor and participate in any audit or litigation concerning the amount of such excise tax and to approve any settlement thereof; provided that if the Executive recommends a settlement of which the Company disapproves, the Company shall be responsible for any further costs incurred in such audit or litigation as a result of not settling the matter.

                  (c) Effect of Change in Control on SERP. Upon the effectiveness of a Change in Control, (i) the SERP Benefits will become fully accrued so that Executive is entitled to the SERP Benefits as if he served with the Company until age 70 regardless of the date of his termination of employment following a Change in Control and (ii) the Company will fund a grantor trust in support of the SERP as set forth in Exhibit C.


                                       8.

         9. Mitigation. The Executive shall not be required to mitigate amounts payable pursuant to this Agreement by seeking other employment or otherwise, and no payments or benefits shall be subject to mitigation.

         10. Confidentiality.

         The Executive  shall remain bound by a  Confidentiality  Agreement (the
"Confidentiality   Agreement"),   between   the   Executive   and  the   Company
substantially in the form attached as Exhibit B hereto.

         11. Successors; Binding Agreement.

                  (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined herein and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 11 or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law.

                  (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, and for purposes of Section 7, any of Executive's dependents to the extent such dependent is a beneficiary hereunder. If the Executive should die, all amounts due following the Executive's death, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there is no such designee, to the Executive's estate.

         12. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                  Richard Thalheimer
                  c/o Sharper Image Corporation
                  650 Davis Street
                  San Francisco, CA  94111


                                       9.

                  PERSONAL AND CONFIDENTIAL

                  If to the Company:

                  Sharper Image Corporation
                  650 Davis Street
                  San Francisco, CA 94111

                  Attn:  Chief Financial Officer

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         13. Indemnification. During the Executive's employment and thereafter for the period during which the Executive may be subject to potential liability for any claim, action or proceeding (whether civil or criminal) as a result of the Executive's service as an officer or director of the Company or in any capacity at the request of the Company, the Company agrees (1) to indemnify and hold the Executive harmless to the fullest extent permitted by law, including advancing of expenses as appropriate, and (2) to continue to cover the Executive under its directors and officers insurance at the same level then maintained by the Company for its officers and directors.

         14. Interpretation.

                  (a) When a reference is made in the Agreement to a section, such reference shall be to a section of this Agreement unless otherwise clearly indicated to the contrary.

                  (b) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                  (c) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of the Agreement, and section, paragraph, and exhibit references are to the sections, paragraphs, and exhibits of the Agreement unless otherwise specified.

                  (d) The plural of any defined term shall have a meaning correlative to such defined term. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (e) A reference to any party to the Agreement or any other agreement or document shall include such party's successors and permitted assigns.

                  (f) A reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued under or pursuant to such legislation.


                                       10.

         15. Miscellaneous. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer of the Company as may be expressly designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in the Agreement. The Agreement shall be binding on all successors to the Company.

         16. Severability. In the event that any one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby. If Section 7 of this Agreement (or any portion thereof) is determined to be invalid or unenforceable in any material respect, then upon the Company's breach of any material obligation under such
Section 7, the Executive shall immediately be released by the Company from any obligations under this Agreement.

         17. Attorney's Fees. The Company shall reimburse the Executive for all reasonable attorney's fees and other expenses incurred by the Executive in connection with the negotiation of this Agreement. If a good faith dispute arises between the Executive and the Company regarding any payment or benefit under this Agreement or regarding any other provision of this Agreement, the Company shall reimburse the Executive for all reasonable attorney's fees and other expenses incurred by the Executive in resolving or otherwise dealing with such good faith dispute.

         18. Arbitration. Any dispute between the parties to this Agreement arising from or relating to the terms of this Agreement or the employment of the Executive by the Company shall be submitted to arbitration in San Francisco, California under the auspices of the American Arbitration Association.

         19. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California without regard to the principles of conflicts of laws.

         20. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         21. Survivorship. The respective rights and obligations of the parties to this Agreement, including, without limitation, the rights of the Executive and the Company under Section 13 hereof and obligations of the Executive under
Section 10, shall survive the termination of this Agreement or the Executive's employment hereunder for any reason to the extent necessary to achieve the intended preservation of such rights and obligations.


                                       11.

         22. Representation. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations hereunder shall not violate any agreement between the Company and any other person, firm or organization.

         23. Entire Agreement. This Agreement and all agreements referenced herein set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                     SHARPER IMAGE CORPORATION



                                      By: ______________________________________
                                          Name:
                                          Title:


                                          ______________________________________
                                               Richard Thalheimer


                                       12.

                                    EXHIBIT A


                            Benefits and Perquisites


Company Car

                                    EXHIBIT B



                                The Sharper Image
                            Confidentiality Agreement


         The purpose of this Agreement is to protect Sharper Image Corporation's confidential information to maintain a competitive advantage and avoid having confidential information disclosed. Because our business environment is so competitive, The Sharper Image Corporation (referred to as the Company) expects Associates (our term for employees) to read and comply with our confidentiality policy.

         This Agreement is entered into between Sharper Image Corporation and the undersigned Associate. Associate understands that signing this agreement is a condition of Associate's employment. Associate agrees as follows:

         a) Associate acknowledges and agrees that information concerning the work conducted by the Company may constitute confidential information, trade secrets or copyrightable or patentable works or expressions, including, but not limited to, design information or concepts, private label products, advertising concepts, matters which are subject to trademark protection, manufacturing information or concepts, marketing information, price and cost information, customer information, contacts, and all personnel information. Associate further acknowledges that such information will be entrusted to him/her by the Company and that Associate will take all steps necessary to protect the confidentiality of such information.

         b) During the employment term and all times thereafter, Associate promises and agrees not to reproduce or disclose to any other person or entity any trade secrets or confidential information, unless specifically authorized in writing by the Company to do so. If the Company gives Associate written authorization to make any such disclosure, Associate shall do so only within the limits and to the extent of the authorization.

         c) During employment and for the one (1) year after termination of employment, Associate shall not induce or attempt to induce any other Associate of the Company to discontinue employment with the Company for the purpose of seeking or commencing employment with any competitor of the Company.

         d) Associate also acknowledges that by virtue of his/her employment with the Company he/she will have access to confidential information, trade secrets, copyrightable works or expressions, design information or concepts, manufacturing information or concepts, advertising concepts and other confidential information and trade secrets of the Company as set forth more fully above, which are the intangible assets of the Company. Associate agrees that his/her knowledge of the existence of such information does not give rise to any rights on Associate's behalf to disclose or utilize these intangible assets or information.

         e) Associate further acknowledges that he/she is entirely responsible for honoring and not breaching any prior commitments to or agreements with any prior employers regarding those entities, trade secrets, and proprietary and confidential information. The Company does not condone and will not tolerate Associate's breach of any prior trade secret, and proprietary and confidential information obligations with prior employers. Such violations may result in disciplinary action including, but not limited to, termination of employment.

         f) Any term or provision of this Agreement that is held to be illegal or unenforceable by court of law shall be deemed amended to conform to applicable laws or regulations; provided, that if such term or provision cannot be so amended without materially altering the intention of the parties, such term or provision shall be stricken from this Agreement and this Agreement shall remain in full force and effect in accordance with the remaining terms and provisions hereof.

         g) This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings, discussions, negotiations and representations, if any, with respect thereto.

         h) This Agreement may be amended only by written amendment executed by the party against whom enforcement is sought.


                                 Acknowledgement

         Associate acknowledges that neither this Agreement nor any other communication by any management representative is intended to in any way create a contract of permanent employment. Rather, it is understood that the Company and Associate each have the right to terminate Associate's employment for any reason at any time, with or without cause and with or without notice. Associate understands that any change in this at-will employment relationship between the Company and Associate must be in writing and signed by the Chief Operating Officer of the Company.





---------------------------------                    ---------------------------
Associate Name (Print)                               Associate Signature




---------------------------------                    ---------------------------
Department                                           Date

                                       2.

                                    EXHIBIT C

                                  Terms of SERP

(1) Normal Retirement Benefits. Upon the termination of the Executive's employment with the Company due to his retirement at or after age 70, the Executive shall be entitled to receive the following benefits:

     (a) Retirement Pay. An annual payment of $500,000 (or such higher amount resulting from the annual COLA Adjustment described below) per year payable for the remainder of the Executive's life, which may be paid at the election of the Executive in the form of a single life annuity, a joint and survivor annuity or a lump sum payment payable within 30 days of the Date of Termination calculated on the assumptions set forth in the next sentence (the "Retirement Pay"). The lump sum value at retirement will be based on a 6.5% interest rate and the 1994 Group Annuity Mortality Table for males (the "Actuarial Assumptions"), but in no case shall be greater than $6 million. In the event that the Executive elects to receive the annual payments, the amount of such annual payments shall be increased during each year the Retirement Pay is payable by an amount which reflects any increase in the cost of living on the immediately preceding January 1st of each year, using as a basis for such increase the Consumer Price Index for San Francisco, California, or in the event that such index is no longer published, such other index as is determined in good faith to be comparable by the Board of Directors of the Company (the "COLA Adjustment").

     (b) Post Retirement Health Benefits. If the Executive, or any of his dependents, was participating in any Company-sponsored group health plan (including dental plans, but excluding life and disability) as of the Date of Termination and such plans continue in effect for active employees of the Company, the Company will continue coverage thereunder (under the terms applicable to senior executives) and will pay the Executive's share of any premiums thereunder for the remainder of the Executive's life, provided that for the Executive's dependents, such coverage will be no less than ten (10) years. If the Company is unable, at any point, to provide such coverage under any such plans, the Company will pay the Executive a lump sum cash payment which, after the payment by the Executive of all applicable taxes thereon, will equal the present value of the cost of such coverage (based on the Actuarial Assumptions and a reasonable forecast of increases in the cost of such coverage) for that portion of the period following the Date of Termination for which such coverage could not be provided (the "Post Retirement Health Benefit" and with the Retirement Pay, the "SERP Benefits").

(2) Early Retirement Benefits. If the Executive terminates employment other than by reason of death before his 70th birthday, the Executive shall be entitled to:

     (a) Retirement Pay commencing at the Executive's 70th birthday in the amount equal to the amount determined in Section (1)(a) above multiplied by a fraction, the numerator of which is the number of days of the Executive's employment beginning on the date the Executive first commenced employment with the Company (the "Employment

          Commencement   Date")  and  ending  on  and   including  the  Date  of
          Termination and the denominator of which is the number of days beginning on and including the Employment Commencement Date and ending on and including the Executive's 70th birthday. The Executive may elect to commence Retirement Pay at any time after the Date of Termination and before the Executive's 70th birthday, in which case, the amount of annual Retirement Pay shall be reduced to an amount that has the same present value on early retirement commencement date (based on the Actuarial Assumptions) as the benefit commencing at his 70th birthday.

     (b) The Post Retirement Health Benefit determined in accordance with Section (1)(b) above, but with the amount of premiums payable by the Company to be an amount equal to the amount of the total premiums for such coverage multiplied by a fraction, the numerator of which is the number of days of the Executive's employment beginning on and including the Employment Commencement Date and ending on and including the Date of Termination and the denominator of which is the number of days beginning on and including the Employment Commencement Date and ending on and including the Executive's 70th birthday.

     (c) For purposes of Section (2)(a) and (b) above, the Executive shall be deemed to have remained employed until the Executive's 70th birthday under the circumstances provided in Sections 7(d)(iv) and (8)(c) of the Agreement.

(3) Calculations. All calculations hereunder shall be rounded to the fourth decimal place and calculations of present values and adjustments in benefits shall take into account the timing and form of payments and be made as appropriate based on the Actuarial Assumptions.

(4) Vested Status, Offsets. The SERP Benefits shall be fully vested and payable upon any termination of employment other than death and the Retirement Pay shall not be offset against any severance benefits to which the Executive is entitled under the Agreement. The Executive's right to receive the Post Retirement Health Benefit, however, shall be offset and reduced to the extent that the Executive is entitled to receive Medicare benefits, but shall only be reduced to the extent that such offset is legally permitted.

(5) Unfunded Promise to Pay. The Executive acknowledges that the Company's obligations to provide the SERP Benefits is an unfunded, unsecured promise to pay certain amounts to the Executive in the future. The amounts payable hereunder shall be paid out of the Company's general assets and shall be subject to the risk of the Company's creditors. In no event shall the Executive's rights hereunder be greater than the right of any unsecured general creditor of the Company.

(6) Funding of Rabbi Trust Upon Change in Control. Notwithstanding the foregoing provision, the Company shall establish a grantor trust, which substantially complies with the requirements of Rev. Proc. 92-64 (or its successor) and in form and substance is satisfactory to the Executive, into which the Company shall, within 30 days of the effectiveness of a Change in Control (as defined herein), deposit the then present value (determined in accordance with Section (3) above) of the unfunded SERP Benefits. The Company shall

                                       2.

     from time to time make additional deposits to the grantor trust such that the amount of assets held therein with respect to the SERP Benefits shall equal the then present value of the unfunded SERP Benefits obligation. The establishment of the grantor trust and deposit of amounts therein shall not affect the obligation of the Company to provide the SERP Benefits described herein and, to the extent not paid by the grantor trust, such amounts shall be paid by the Company.

(7) Joint and Survivor Annuity. To the extent that the Executive elects to receive a joint and survivor annuity, the annual amount of such annuity will be determined so that it has the same value as a single life annuity or the lump sum payment, using the Actuarial Assumptions.


                                       3.